SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2002
FILE NUMBER 811-1540
SERIES NO.: 31


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $ 0.0001
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $ 0.0001
              Class C Shares                 $ 0.0001


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  4,753
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  2,592
              Class C Shares                    985


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $  8.23
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $  8.18
              Class C Shares                $  8.18